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                                                                   EXHIBIT 11.1


                          CASA OLE' RESTAURANTS, INC.

                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

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
                                                     28-WEEK PERIODS ENDED           12-WEEK PERIODS ENDED
                                                    7/12/96         7/11/97         7/12/96         7/11/97
                                                  -----------     -----------     -----------     -----------
Net income (or pro forma net income)
      applicable to common stock                  $   929,353     $   870,480     $   447,341     $   346,498
                                                  ===========     ===========     ===========     ===========

Computation of weighted average common shares:

      Shares issued pursuant to
         contribution agreement                     2,732,705       2,732,705       2,732,705       2,732,705

      Shares issued in initial public offering      2,000,000       2,000,000       2,000,000       2,000,000

      Shares redeemed                              (1,135,000)     (1,135,000)     (1,135,000)     (1,135,000)

      Effect of days outstanding on
         weighted average calculation                (516,352)             --         (51,488)             --

      Assumed net common share
         equivalents of options and warrants
         using the treasury stock method               55,931             564         130,505           1,013
                                                  -----------     -----------     -----------     -----------

                                                    3,137,284       3,598,269       3,676,722       3,598,718
                                                  ===========     ===========     ===========     ===========

Net income per share                              $      0.30     $      0.24     $      0.12     $      0.10
                                                  ===========     ===========     ===========     ===========

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